UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2011

HOOKER FURNITURE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

440 East Commonwealth Boulevard,
Martinsville, Virginia	24112	(276) 632-0459
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2011, the Board of Directors of Hooker Furniture Corporation (“Hooker” or the “Company”) appointed Alan D. Cole as President of Hooker Furniture Corporation.

Mr. Cole, age 61, previously served as President - Hooker Upholstery since August 2008. He joined the Company in April 2007 as Executive Vice President – Upholstery Operations. Prior to joining the Company, Mr. Cole was President and Chief Executive Officer of Schnadig Corporation, a manufacturer and marketer of a full line of medium-priced home furnishings from 2004 to 2006. Mr. Cole has been President of Parkwest LLC, a real estate development firm from 2002 to the present. Mr. Cole also served as a member of the Company’s Board of Directors in 2003.

In conjunction with Mr. Cole’s appointment:
  his annual base salary for the 2011 calendar year will increase from $300,000 to $325,000; and
  the terms of his annual cash incentive for the Company’s 2012 fiscal year, which ends January 29, 2012, have been modified. The original terms of the fiscal 2012 annual cash incentive for Mr. Cole are set forth in the Company’s Current Report on Form 8-K filed with the SEC on April 25, 2011. Mr. Cole is now entitled to receive a payment, expressed as a percentage of his calendar 2011 base salary, if the Company attains 70% or more of its budgeted fiscal 2012 consolidated operating income target, as approved by the Board of Directors. No cash bonus will be paid if the Company fails to reach at least 70% of the budgeted operating income target and a maximum cash bonus will be paid if the Company reaches 150% or more of target operating income. In addition, Mr. Cole’s annual cash incentive potential was increased from 23.0-54.0% to 25.0-83.5% of his calendar 2011 base salary, as set forth in the table below:
	If the Company Attains:
	70% of Target Operating Income	85% of Target Operating Income	100% of Target Operating Income	125% of Target Operating Income	150% of Target Operating Income
Alan D. Cole, President	25.0%	37.5%	50%	66.5%	83.5%

Paul B. Toms, Jr., who has served as the Company’s Chairman and Chief Executive Officer since December 2000 and President since November 2006, will continue in his roles as Chairman and Chief Executive Officer.

A copy of the Company’s press release, issued August 22, 2011, announcing Mr. Cole’s appointment as President is furnished as an exhibit to this report.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

    Exhibit 99.1.       Press release dated August 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

Date: August 26, 2011	By:	/s/ Paul A. Huckfeldt
Paul A. Huckfeldt
Vice-President Finance and Accounting
Chief Financial Officer